EXHIBIT 5



               [ Letterhead of Berry, Moorman, King & Hudson ]




                                Detroit Office

                                 May 24, 1996



National TechTeam, Inc.
22000 Garrison Avenue
Dearborn, MI  48224

        Re:    National TechTeam, Inc.
               Registration Statement on Form S-8 for Offering
               of a Maximum of 1,000,000 Shares of Common Stock
               ------------------------------------------------

Gentlemen:

        In connection with the registration by you of 1,000,000 shares of Common Stock (the "Shares") of National TechTeam, Inc. (the "Company") on Form S-8 under the Securities Act of 1933, as amended, which are to be offered and sold pursuant to the Company's 1996 Nonemployee Directors Stock Plan (the "Plan"), it is our opinion that when the Shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    BERRY, MOORMAN, KING & HUDSON, P.C.


                                    By:   /s/ Robert A. Hudson
                                        ------------------------
                                            Robert A. Hudson

RAH:gam



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